Secondary Revolving Promissory Note for Operating Capital

Date:	October 1, 2011

Borrower:	Flux Power, Inc.

Borrower's Address:	2240 Auto Park Way
Escondido, CA 92029

Lender:	Esenjay Investments, LLC

Place for Payment:	500 N. Water, Suite 1100S
Corpus Christi, TX 78471

Principal Amount:	$1,000,000.00

Annual Interest Rate:	Eight percent (8%)

Primary Use of Funds:	To be used as bridge capital for operating expenses.

Maturity Date:	Upon receipt of new capital from the next round of financing but not later than May 30, 2012

Annual Interest Rate on Matured, Unpaid Amounts:

18% or the highest rate allowed by law, whichever is less

Terms of Payment (principal and interest):

The Principal Amount may be prepaid in whole or in part at any time, or from time to time, without notice, penalty, or premium. The Principal Amount and all accrued interest shall be due and payable on the Maturity Date. Partial prepayments of principal shall be applied to installments of principal in reverse order of maturity.

Security for Payment: This note is secured by the general assets of Flux Power Inc.

Notwithstanding any provision herein to the contrary, it is expressly understood that this note is a revolving note, and Payee may in his discretion, but shall not be obligated to, advance funds pursuant to this note from time to time until 90 days from the Maturity Date, after which no advances shall be made under this note. A notation made by Payee in his records regarding this note hereunder shall reflect each advance and each payment of principal. The aggregate unpaid amount of advances reflected by the notation shall be deemed rebuttably presumptive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof. The minimum amount of any advance shall be $50,000.00. The advances and repayments of principal under this note are not limited to $1,000,000.00 of principal, but to $1,000,000.00 of principal at any one time outstanding.

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Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, or if Lender in good faith deems himself insecure, Lender may declare the unpaid principal balance and earned interest on the note immediately due. Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney's fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the note and will be secured by any security for payment.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Each Borrower is jointly and severally responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

Esenjay Investments, LLC		Flux Power, Inc.

By:	/s/Michael E. Johnson	By:	/s/Chris Anthony

Name: Michael Johnson		Chris Anthony

Title:		CEO and President

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Agreement to Amend Revolving Note to Extend Maturity Date

Between

Flux Power Inc. and Esenjay Investments

This Amendment (“Amendment”) for the Secondary Revolving Promissory Note for Operating Capital Loan (“Secondary Note”) by and between Flux Power Inc., ("Flux”, “Borrower” and/or “Corporation") with a principal address of 2240 Auto Pkwy Escondido CA 92029 and Esenjay Investments LLC, ("Purchaser") with a principal address in Corpus Christi, TX and shall be effective on October 19, 2011 (the “Amendment Effective Date”).

Whereas, the parties desire by this Amendment to amend the Secondary Note. All references to articles and sections and use of defined terms herein shall have the same meanings and effect as stated in the Secondary Note unless otherwise stated in this Amendment.

AGREEMENT. The Parties agree to the following:

1.	Amendment to Secondary Note. To amend the Secondary Note to extend the maturity date of the note from May 30, 2012 to September 30, 2013 and remove the stipulation of repayment upon next round of financing. The language below will replace the maturity date language in the Secondary Note in its entirety:

“Maturity Date:                       September 30, 2013”

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the Effective Date written above.

Esenjay Investments LLC		Flux Power Inc.

Signature:	/s/Howard Williams	Signature:	/s/Chris Anthony
	Howard Williams, Treasurer		Chris Anthony, CEO

Date:	10/20/2011	Date:	10/19/2011

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